Exhibit 5.1

80 E. 1ST Ave. P. O. Box 850 Afton, WY 83110 307-885-7745 6234 Yellowstone Rd. Cheyenne, Wyoming 82009 307-638-7745

Henry F. Bailey, Jr.

Lance T. Harmon*

Wallace L. Stock

Dale W. Cottam**

Douglas W. Bailey*

Ronald J. Lopez

Andrew Bailey

Brandon B. Taylor*^

*Also licensed in Colorado

**Also licensed in Nebraska

^Also licensed in New Mexico

December 16, 2022

ShiftPixy, Inc.

501 Brickell Key Drive, Suite 300

Miami, FL 33131

Ladies and Gentlemen:

We have acted as legal counsel to ShiftPixy, Inc., a Wyoming corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3, as amended (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration for resale by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) of up to an aggregate of 1,270,834 shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), consisting of (i) 416,667 shares (the “Shares”) issued pursuant to the securities purchase agreement, dated September 20, 2022 (the “Purchase Agreement”), between the Company and the purchaser named therein, (ii) 833,334 shares issuable upon exercise of warrants (the “Investor Warrants”) issued to the purchaser under the Purchase Agreement, and (iii) 20,833 shares issuable upon exercise of warrants (the “Placement Agent Warrants,” and together with the Investor Warrants, the “Warrants” and the shares issuable upon exercise of the Warrants, collectively, the “Warrant Shares”) issued to the placement agent and its designees as compensation in connection with the private placement under the Purchase Agreement.

This opinion is being rendered in connection with the filing of the Registration Statement with the Commission.

In connection with this opinion, we have examined and relied upon the Company’s Amended and Restated Articles of Incorporation and the Bylaws, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Our opinion is limited to the general corporate laws of the State of Wyoming and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares or the Warrant Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

ShiftPixy, Inc.

S-3 Registration Opinion

December 16, 2022

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Based upon the foregoing, we are of the opinion that (i) the Shares are validly issued, fully paid and non-assessable, and (ii) the Warrant Shares, when issued and delivered upon the exercise of the Warrants in accordance with their terms, will be validly issued, fully paid and non-assessable. We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Best Regards,

BAILEY | STOCK | HARMON | COTTAM | LOPEZ LLP

/s/ Ronald J. Lopez
RONALD J. LOPEZ

www.Performance-Law.com